EXHIBIT 10(m)

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                        FIRST AMENDMENT TO DEVELOPMENT,
                        SUPPLY AND DISTRIBUTION AGREEMENT


      THIS FIRST AMENDMENT TO DEVELOPMENT, SUPPLY AND DISTRIBUTION AGREEMENT ("First Amendment"), is made and dated as of October 31, 2008 (the Effective
Date), between CEL-SCI Corporation, a Colorado, USA, company ("CEL-SCI"), and Orient Europharma Co. Ltd., a corporation organized and existing under the laws of Taiwan, R.O.C., ("Orient Europharma"), with reference to the following facts:

A. CEL-SCI and Orient Europharma entered into that certain Development, Supply and Distribution Agreement, dated November 10, 2000 ("DEVELOPMENT, SUPPLY AND DISTRIBUTION AGREEMENT"). Except as otherwise modified in this First Amendment, defined terms used herein shall have the same meanings given to them in the Development, Supply and Distribution Agreement.

B. CEL-SCI and Orient Europharma now desire to amend the Development, Supply and Distribution Agreement as set forth in this First Amendment.

      THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, CEL-SCI and Orient Europharma hereby agree to amend the Development, Supply and Distribution Agreement as follows:

     1. Modifications to Development, Supply and Distribution Agreement.

          (a) Definitions. Section 1. m. relating to the definition of the territories covered in the Development, Supply and Distribution Agreement is deleted and the following language is substituted therefore:

           1. m. "Territory shall mean Taiwan, Singapore, Malaysia, Hong
                  Kong, The Philippines, South Korea, Australia and New Zealand. CEL-SCI grants to Orient Europharma the first right of negotiation with respect to country-regionThailand and placecountry-regionChina."

     2. As valuable consideration for this amendment Orient Europharma agrees to purchase $500,000 worth of CEL-SCI common stock directly from CEL-SCI within one week of signing this First Amendment. The price of the stock to be paid by Orient Europharma will be the average of the CEL-SCI common stock closing prices listed on Yahoo Finance of the 30 trading days preceding the Effective Date of this First Amendment.

     3. CEL-SCI and Orient Europharma confirm that Orient Europharma will be responsible for * of the costs of CEL-SCI's advanced primary head and neck cancer Phase III trial with Multikine approved by the FDA.

* Confidential treatment requested. Confidential portion has been omitted and filed separately with the Securities and Exchange Commission.


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     4.   Neither party shall publish  financial details related to revenue sharing and Orient Europharma's participation in the Phase III clinical trial covered in the First Amendment to the Development, Supply and Distribution Agreement and, as far as possible, the November 10, 2000 Agreement. Notwithstanding the foregoing, each party may disclose the existence and terms of this Agreement as
          necessary   for  filings  with  the  U.S.   Securities   Exchange
          Commission  or  a  nationally   recognized  securities  exchange;
          provided, that such party informs the other party prior to publication.

     5. Conflicts. If any conflict between this First Amendment and the Development, Supply and Distribution Agreement should arise, the terms of this First Amendment shall control.

     6. Successor and Assigns. This First Amendment shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

     7. Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute a single instrument.

     The parties have executed this First Amendment as of the date first written above.

CEL-SCI:                                ORIENT EUROPHARMA:

CEL-SCI Corporation,                     Orient Europharma Co. Ltd.,
a Colorado, USA, company                 a Taiwanese corporation

By:    /s/ Geert R. Kersten             By:    /s/ H.T. Stiftl
       ------------------------------          -------------------------------

Name:  Geert R. Kersten                 Name:  H.T. Stiftl
       ------------------------------          -------------------------------

Title: Chief Executive Officer          Title: Managing Director
       ---------------------------             -------------------------------


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